ARTICLES OF INCORPORATION AND ARTICLES OF MERGER

FILED                      Articles of Incorporation
IN THE OFFICE OF THE         (PURSUANT TO NRS 78)
SECRETARY OF STATE OF THE      STATE OF NEVADA
                               ---------------
STATE OF NEVADA               Secretary of State
AUG 16 1996

No. C1748296
(Office Use) s/s Dean Heller                             (For filing office use)
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DEAN HELLER, SECRETARY OF STATE

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    IMPORTANT: Read instructions on reverse side before completing this form.
                         TYPE OR PRINT (BLACK INK ONLY)

NAME OF CORPORATION: Cerro Mining Corporation

RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent: The Corporation Trust Company of Nevada

Street Address: One East First Street, Reno, Nevada 89501

SHARES: (number of shares the corporation is authorized to issue)
Number of shares with par value: 25,000,000;
Par Value: $0.001;
Number of shares without par value: 0

GOVERNING BOARD: shall be styled as (check one):   X  Directors     __  Trustees
                                                   -
FIRST BOARD OF DIRECTORS shall consist of 1 members and the names and addresses are as follows (attach additional pages if necessary):

Carolyn Burns                       9675 Kilby Drive, Richmond BC, Canada V6X3N1
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OTHER  MATTERS:  This  form  includes  the  minimal  statutory  requirements  to incorporate under NRS 78. You may attach additional information pursuant to S.S.
78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached NIL. ---

SIGNATURES   OF   INCORPORATORS:   The  names  and  addresses  of  each  of  the
incorporators signing the articles: (Signatures must be notarized.) (Attach additional pages if there are more than two incorporators.)

Name: Robert Ross Dion
Address: XXXX Bayview Drive, Delta, BC, Canada V4M2R4
Signature: /s Robert Ross Dion
State of Nevada County of Carson:

This instrument was acknowledged before me on:
August 16, 1996
Name of Person: Robert Ross Dion
Incorporator: Cerro Mining Corporation
Name of party on behalf of whom instrument was executed: Sheila R. Hollaway Notary Public Signature: /s/ Sheila R. Hollaway

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT
Secretary of State hereby accepts appointment as Resident Agent for the above named corporation.
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                               ARTICLES OF MERGER

     An Agreement and Plan of Reorganization has been adopted in accordance with
Section 92A.190 and 92A.200 of the Nevada Revised Statutes by and between Cerro Mining Corporation ("Cerro"), a Nevada Corporation, and Maxxon, Inc. ("Maxxon"), an Oklahoma Corporation.

     1. The Constituent Corporations are Cerro Mining Corporation, a Nevada corporation, and Maxxon, Inc. an Oklahoma corporation. As a result of the Merger, Maxxon, Inc. will cease to exist.

     2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each Constituent Corporation in accordance with 92A.100 et seq. of Nevada Revised Statutes and Title 18, Oklahoma Statutes,ss. 1082 of the Oklahoma Corporation Act.

     3. The Surviving Corporation is Cerro Mining Corporation.

     4.

          (a) The approval of Cerro shareholders is required because its corporate charter is being amended by reason of the Merger. Cerro has issued and outstanding 2,256,000 shares of its Common Stock, of which 2,000,000 shares (88% of shares outstanding) were voted for the Merger, which is sufficient for approval by the owners of Common Stock of Cerro. There are no other classes of securities of Cerro issued, outstanding or entitled to vote on the Merger.

          (b) The approval of Maxxon shareholders is required because it is ceasing to exist by reason of the Merger. Maxxon has issued and outstanding 7,578,000 shares of its Common Stock, of which 7,000,000 shares (92.37% of shares outstanding) voted for the Merger, which is sufficient for approval by the owners of Common Stock of Maxxon. There are no other classes of securities of Maxxon issued, outstanding or entitled to vote on the Merger.

     5. The Articles of Incorporation of the Surviving Corporation will be amended by reason of the Merger as follows:

          1. The name of the Surviving Corporation shall be changed to Maxxon, Inc.

          2.   There shall be added the following Other Matters:

                               AMENDMENT OF BYLAWS

     The Board of Directors of the Corporation is expressly authorized and empowered to make, alter, amend or repeal the bylaws of the Corporation and to adopt new bylaws.




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                        POSSIBLE CONFLICTS OF INTEREST

     No agreement or transaction involving the Corporation or any other corporation, partnership, proprietorship, trust, association or other entity in which the Corporation owns an interest or in which a director or officer of the Corporation has a financial interest shall be void or voidable solely for this reason or solely because any such director or officer is present at or participates in the approval of such agreement or transaction.

                                 INDEMNIFICATION

     To the full extent not prohibited by the law as in effect from time to time, the Corporation shall indemnify any person (and the heirs, executors and representatives of such person) who is or was a director, officer, employee or agent of the Corporation, or who, at the request of this Corporation, is or was a director, officer, employee, agent, partner, or trustee, as the case may be, of any other corporation, partnership, proprietorship, trust, association or other entity in which this Corporation owns an interest, against any and all liabilities and reasonable expenses incurred by such person in connection with or resulting from any claim, action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether civil, criminal, administrative or investigative in nature, and in connection with or resulting from any claim, action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether civil, criminal, administrative or investigative in nature, and in connection with an appeal relating thereto, in which such person is a party or is threatened to be made a party by reason of serving or having served in any such capacity.

                     NO DIRECTOR LIABILITY IN CERTAIN CASES

     To the maximum extent permitted by law as in effect from time to time, no director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of any fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director for: (i) any breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) unlawful payment of dividends or stock redemptions; or (iv) any transaction from which the director derived an improper personal benefit.

     6. An executed copy of the Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation at 8908 South Yale, Suite 409, Tulsa, Oklahoma 74137.

     7. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation upon request and without cost to any stockholder of any Constituent Corporation.


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     8. The  Surviving  Corporation  acknowledges  and agrees that (a) it may be served with process in the State of Oklahoma in any proceeding for enforcement of any obligation of any Constituent Corporation of Oklahoma, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, including any suit or other proceeding to enforce the right of any shareholders as determined in appraisal proceedings pursuant to the provisions of Section 1092 of Title 18, Oklahoma Statutes, and (b) it irrevocably appoints the Secretary of State of the State of Oklahoma as its agent to accept service of process in any such suit or other proceedings and it instructs the Secretary of State of the State of Oklahoma to address all such service of process to the Surviving Corporation's principal executive offices at 8908 South Yale, Suite 409, Tulsa, OK 74137, the address to which a copy of such process shall be mailed by the Secretary of State.

     IN WITNESS WHEREOF, these Articles of Merger have been duly executed by Maxxon, Inc., the Surviving Corporation, by its President and Secretary.

Dated: May 20, 1997





CERRO MINING CORPORATION                  MAXXON, INC.

By:  /s/ THOMAS MOON                      By:  /s/ GIFFORD MABIE
--------------------------------------    --------------------------------------
Thomas Moon, President                    Gifford Mabie, Chairman

ATTEST:                                   ATTEST:

By:  /s/ CAROLYN BURNS                    By:  /s/ RHONDA VINCENT
--------------------------------------    --------------------------------------
Carolyn Burns, Secretary                  Rhonda Vincent, Secretary


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                                ACKNOWLEDGMENTS

CITY OF Vancouver                   )
        ---------
                                    )       ss
PROVINCE OF British Columbia        )
            ----------------

     On the 20th day of May, 1997 before the undersigned personally appeared Thomas Moon, who acknowledged that he is President of Cerro Mining Corporation, and Carolyn Burns who acknowledged to me that she is Corporate Secretary of Cerro Mining Corporation, and the each is authorized to execute the above instrument in their respective capacities and for the purposes contained herein and that the above instrument is true and correct for all purposes.

     In witness, I set my hand and official seal.

                                   /s/ D MEHTA
                                  ------------------------------
                                  Notary Public in and for the Province of
                                  British Columbia
[seal]
                                  Devika Mehta
                                  Notary Public
My commission:                    102-1401 West Broadway
IS PERMANENT                      Vancouver, B.C.  V6H 1H6
------------
                                  Tel (604) 878-0450



STATE OF OKLAHOMA )
                  )        ss
COUNTY OF TULSA   )

     On the 20th day of May, 1997 before the undersigned personally appeared Gifford Mabie, who acknowledged to me that he is Chairman and Chief Executive Officer of Maxxon, Inc., and Rhonda Vincent, who acknowledged to me that she is Corporate Secretary of Maxxon, Inc., and the each is authorized to execute the above instrument in their respective capacities and for the purposes contained herein and that the above instrument is true and correct for all purposes.

     In witness, I set my hand and official seal.

                                        /s/ VICKI PIPPIN
                                        ----------------------------------------
                                        Notary Public in and for Tulsa County,
                                        Oklahoma


[seal]
My commission expires:
6-2-98



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                                                              STATE OF NEVADA
                                                              Secretary of State
                                                              I hereby certify
                                                              that this is a
                                                              True and complete
                                                              copy of The
                                                              document as filed
                                                              in this Office.

                                                                 MAY 28 '97

                                                              /s/ DEAN HELLER
                                                              DEAN HELLER
                                                              Secretary of State

                                                              By  Mary M. Rxxxx


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